Exhibit 99.(d)(8)

FORM OF AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment, dated as of the 30th day of November, 2009, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of August 13, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007 and September 15, 2008, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust and to update a series name.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                       The addition of the Matthews China Dividend Fund as set forth on the attached amended Appendix A.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of two typewritten pages, together with the updated Appendix A, to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:		By:
Name:	William J. Hackett	Name:	William J. Hackett
Title:	President	Title:	Chief Executive Officer
Date:	November 30, 2009	Date:	November 30, 2009

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS
FUND SCHEDULE

(updated November 30, 2009)

PART I:

Fund	Effective Date

• Matthews Asia Pacific Fund	August 31, 2004

• Matthews Asia Dividend Fund (formerly, Matthews Asia Pacific Equity Income Fund)	August 11, 2006

• Matthews Pacific Tiger Fund	August 31, 2004

• Matthews Asian Growth and Income Fund	August 31, 2004

• Matthews Asian Technology Fund	August 31, 2004

• Matthews China Dividend Fund	November 30, 2009

• Matthews China Fund	August 31, 2004

• Matthews India Fund	August 12, 2005

• Matthews Japan Fund	August 31, 2004

• Matthews Korea Fund	August 31, 2004

PART II

Fund	Effective Date

• Matthews Asia Small Companies Fund	September 15, 2008

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:		By:
Name:	William J. Hackett	Name:	William J. Hackett
Title:	President	Title:	Chief Executive Officer
Date:	November 30, 2009	Date:	November 30, 2009